Exhibit 99

Sypris Reports 52% Increase in First Quarter Revenue; Net Orders Rise 59% to Record $105 Million

    LOUISVILLE, Ky.--(BUSINESS WIRE)--Apr. 22, 2004--Sypris
Solutions, Inc. (Nasdaq/NM:SYPR) today reported revenue increased 52% to a record $89.4 million for the first quarter compared to $58.9 million for the prior year period. Net income increased 146% to $3.4 million from $1.4 million for the prior year quarter, while earnings per share increased 120% to $0.22 per diluted share compared to $0.10 per diluted share for the first quarter of 2003. The results for the quarter reflected the impact of an 8% increase in the number of fully diluted shares outstanding compared to the prior year period, or roughly $0.02 per diluted share.
    "We are pleased with the financial results for the quarter," said Jeffrey T. Gill, president and chief executive officer. "Net orders increased 59% to a record $104.7 million when compared to the prior year quarter, resulting in a 33% increase in backlog to a record $214.3 million. Stockholders' equity increased 36% to $197.4 million during the period from $144.8 million at the close of 2003 while net debt decreased by $42.5 million, primarily as a result of the successful completion of the Company's stock offering in March 2004."
    "We believe the Company is well positioned to continue its growth initiatives. The new contract with Dana is expected to make a positive contribution to the Company's top line throughout the year, while our balance sheet remains in excellent shape, with almost $125 million of cash and credit capacity available to support additional growth opportunities. The increase in the number of shares outstanding as a result of the stock offering is expected to improve the float of the Company's shares and hopefully their long-term attractiveness to investors as well."

    The Industrial Group

    Revenue for our Industrial Group increased 109% to $48.5 million in the first quarter from $23.2 million for the prior year period, and increased 93% sequentially from the fourth quarter of last year primarily as a result of volume associated with the new Dana contract that started in January and a general increase in demand for medium and heavy-duty trucks. Gross profit for the quarter increased 148% to $6.6 million from $2.7 million for the same period in 2003 and 177% sequentially from the fourth quarter of last year, primarily due to the increase in shipments during the period.
    "Net orders increased 80% to a record $57.5 million for the quarter, while backlog increased 73% to a record $82.2 million," said Gill. "The transition of the new contract with Dana has proceeded smoothly and we are very pleased with the results to date. The market for medium and heavy-duty trucks has improved, with build rates estimated to have increased 30% during the quarter. We continue to believe that the long-term outlook for this market remains positive and that we are well positioned to benefit from any continued strengthening in this important segment."

    The Electronics Group

    Revenue for our Electronics Group increased 15% to $40.9 million in the first quarter from $35.7 million for the prior year period, but declined 23% sequentially from the fourth quarter of last year, which is consistent with the Company's historic performance and reflects the seasonal swings in the government's procurement cycle. Gross profit for the quarter increased 8% to $7.9 million from $7.3 million for the same period in 2003, but declined 29% sequentially from the fourth quarter of last year, traditionally the strongest period for this business.
    "Net orders increased 39% to $47.2 million for the quarter, while backlog increased 17% to a record $132.1 million," said Gill. "We believe the outlook for aerospace and defense spending remains solid and with the expected firming of the economy, we should see an increasingly positive contribution from our test and measurement services business, which has been impacted by the downturn in the markets for commercial aerospace, telecommunications and semiconductor products during the past several years."

    Outlook

    Gill added, "The first quarter represented a solid start for the Company and we believe the outlook for the balance of the year remains positive. Revenue for the second quarter is expected to be in the range of $90 to $93 million compared to $70.6 million for the second quarter of 2003, which represents a 30% increase in revenue for the period at the midpoint of the range. We expect the top line to benefit from the sequential growth of our Electronics Group during the quarter as it moves beyond its seasonally lowest period."
    "Earnings for the second quarter of 2004 are expected to be in the range of $0.21 to $0.23 per diluted share, assuming 18.7 million weighted average shares outstanding, compared to $0.19 per diluted share for the second quarter of 2003 based upon 14.4 million weighted average shares outstanding. At the midpoint of this range, net income is forecast to increase 54% compared to the prior year period while earnings per share is forecast to increase 16%, reflecting the impact of the increase in the number of weighted average shares outstanding as a result of the recent stock offering."
    "As a result of the Company's solid performance during the first quarter and the successful completion of the stock offering during March, we believe that it is appropriate to adjust our outlook for revenue and earnings for the full year 2004. Revenue for 2004 is now expected to be in the range of $360 to $370 million compared to our prior forecast of $350 to $360 million and $276.6 million for 2003, which represents a 32% increase in revenue for 2004 at the midpoint of the range. The change in outlook primarily reflects a strengthening in orders for our Industrial Group."
    "As a result of the stock offering, we expect the number of weighted average shares outstanding for 2004 to increase 19% to 18.0 million shares from our prior forecast of 15.1 million shares and 14.7 million shares for 2003. The impact of the additional shares from the offering and the associated reduction in interest expense lowers our prior earnings forecast to $0.88 to $0.98 per diluted share from $1.00 to $1.10 per diluted share, solely as a result of the stock offering. However, we believe it to be appropriate to modify this adjusted range to reflect the strengthening outlook for our business and now expect earnings to be in the range of $0.92 to $1.00 per diluted share for 2004. At the midpoint of this range, net income is forecast to increase 112% compared to the prior year while earnings per share is forecast to increase by 71%, reflecting the impact of the increase in the number of shares outstanding as a result of the recent stock offering."
    Gill continued, "The outlook for the Company remains positive. We hope to complete the previously announced multi-year outsourcing agreement with ArvinMeritor in the very near future, and the second phase of the previously announced eight-year outsourcing agreement with Dana by the end of June. Should we be successful in closing these transactions as planned, these two agreements are expected to contribute a combined $125 to $135 million per year to the Company's top line upon reaching full production. Both contracts remain subject to a variety of standard conditions to closing. We will update our guidance to reflect the impact of these contracts on the Company's financial results for 2004 at the time of any closing for each transaction."
    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and for users of test and measurement equipment. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

    This press release, and any oral statements made with reference to this cautionary guidance, includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as they relate to, or may affect, the Company's future results. These statements only reflect management's current opinions and no assurance can be given that any of these results will actually occur. Important factors could cause performance to differ materially from projected results contained in, or based upon, these statements, including: the discovery of, or failure to discover, material issues during due diligence; the failure to agree on the final terms of definitive agreements, long-term supply agreements, collective bargaining agreements, or related agreements or any party's breach of, or refusal to close the transactions reflected in, those agreements; the ability to successfully manage growth or contraction in the economy, or the commercial vehicle or electronics markets; access to capital on favorable terms as needed for operations or growth; the ability to achieve expected annual savings and synergies from past and future business combinations; competitive factors and price pressures; availability of third party component parts at reasonable prices; inventory risks due to shifts in market demand and/or price erosion of purchased components; changes in product mix; program changes, delays, or cancellations by the government or other customers; concentrated reliance on major customers or suppliers; cost and yield issues associated with the Company's manufacturing facilities; revisions in estimated costs related to major contracts; labor relations; risks inherent in operating abroad, including foreign currency exchange rates; performance of our pension fund portfolios; changes in applicable law or in the Company's regulatory authorizations, security clearances, or other legal rights to conduct its business, deal with its work force or export goods and services; adverse regulatory actions, or other governmental sanctions; risks of litigation, including litigation with respect to environmental or asbestos-related matters, customer or supplier claims, or stockholders; the effects (including possible increases in the cost of doing business) resulting from future war and terrorists activities or political uncertainties; natural disasters, casualties, utility disruptions, or the failure to anticipate unknown risks and uncertainties present in the Company's businesses; dependence on current management; as well as other factors included in the Company's filings with the Securities and Exchange Commission.



                        SYPRIS SOLUTIONS, INC.
                         FINANCIAL HIGHLIGHTS
               (In thousands, except per share amounts)

                                                   Three Months Ended
                                                   ------------------
                                                   Mar. 31,  Mar. 30,
                                                     2004      2003
                                                   --------  --------
Revenue                                            $ 89,376  $ 58,915
Net income                                         $  3,399  $  1,379
Earnings per common share:
  Basic                                            $   0.23  $   0.10
  Diluted                                          $   0.22  $   0.10
Weighted average shares outstanding:
  Basic                                              14,791    14,184
  Diluted                                            15,593    14,407




                        SYPRIS SOLUTIONS, INC.
                    CONSOLIDATED INCOME STATEMENTS
               (in thousands, except for per share data)

                                                   Three Months Ended
                                                   ------------------
                                                   Mar. 31,  Mar. 30,
                                                     2004      2003
                                                   --------  --------
                                                       (Unaudited)
Net revenue:
  Electronics Group                                $ 40,925  $ 35,689
  Industrial Group                                   48,451    23,226
                                                   --------  --------

     Total net revenue                               89,376    58,915

Cost of sales:
  Electronics Group                                  33,024    28,390
  Industrial Group                                   41,875    20,574
                                                   --------  --------

     Total cost of sales                             74,899    48,964
                                                   --------  --------

     Gross profit                                    14,477     9,951

Selling, general and administrative                   8,158     6,149
Research and development                                524     1,022
Amortization of intangible assets                       126        21
                                                   --------  --------

     Operating income                                 5,669     2,759

Interest expense, net                                   288       486
Other (income) expense, net                             (58)       67
                                                   --------  --------

     Income before income taxes                       5,439     2,206

Income tax expense                                    2,040       827
                                                   --------  --------

     Net income                                    $  3,399  $  1,379
                                                   ========  ========
Earnings per common share:
     Basic                                         $   0.23  $   0.10
     Diluted                                       $   0.22  $   0.10

Dividends declared per common share                $   0.03  $   0.03

Weighted average shares outstanding:
     Basic                                           14,791    14,184
     Diluted                                         15,593    14,407




                        SYPRIS SOLUTIONS, INC.
                      CONSOLIDATED BALANCE SHEETS
                 (in thousands, except for share data)

                                                   Mar. 31,  Dec. 31,
                                                     2004      2003
                                                   --------  --------
                                                 (Unaudited)

                                ASSETS
Current assets:
  Cash and cash equivalents                        $ 11,337  $ 12,019
  Accounts receivable, net                           61,276    45,484
  Inventory, net                                     64,520    61,932
  Other current assets                                9,534    11,370
                                                   --------  --------

     Total current assets                           146,667   130,805

Property, plant and equipment, net                  109,764   106,683

Goodwill                                             14,277    14,277

Other assets                                         12,608    11,730
                                                   --------  --------

                                                   $283,316  $263,495
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $ 35,632  $ 29,598
  Accrued liabilities                                21,809    17,491
  Current portion of long-term debt                   8,000     3,200
                                                   --------  --------

     Total current liabilities                       65,441    50,289

Long-term debt                                        5,000    53,000
Other liabilities                                    15,450    15,425
                                                   --------  --------
     Total liabilities                               85,891   118,714

Stockholders' equity:
  Preferred stock, par value $0.01 per share,
   981,600 shares authorized; no shares issued           --        --
  Series A preferred stock, par value $0.01 per
   share, 18,400 shares authorized; no shares
   issued                                                --        --
  Common stock, non-voting, par value $0.01 per
   share, 10,000,000 shares authorized; no shares
   issued                                                --        --
  Common stock, par value $0.01 per share,
   30,000,000 shares authorized; 17,398,365 and
   14,283,323 shares issued and outstanding in 2004
   and 2003, respectively                               174       143
  Additional paid-in capital                        133,183    83,541
  Retained earnings                                  66,414    63,443
  Accumulated other comprehensive income (loss)      (2,346)   (2,346)
                                                   --------  --------

     Total stockholders' equity                     197,425   144,781
                                                   --------  --------

                                                   $283,316  $263,495
                                                   ========  ========



                        SYPRIS SOLUTIONS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                   Three Months Ended
                                                   ------------------
                                                   Mar. 31,  Mar. 30,
                                                     2004      2003
                                                   --------  --------
                                                      (Unaudited)
Cash flows from operating activities:
  Net income                                       $  3,399  $  1,379
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                   4,001     3,001
      Other noncash charges                             215       211
      Changes in operating assets and liabilities:
        Accounts receivable                         (15,959)   (1,853)
        Inventory                                    (2,674)      559
        Other assets                                  1,836     1,639
        Accounts payable                              7,972    (3,087)
        Accrued liabilities                           3,149      (777)
                                                   --------  --------

         Net cash provided by operating activities    1,939     1,072

Cash flows from investing activities:
  Capital expenditures                               (8,875)   (4,073)
  Changes in nonoperating assets and liabilities        233       392
                                                   --------  --------

         Net cash used in investing activities       (8,642)   (3,681)

Cash flows from financing activities:
  Net decrease in debt under revolving credit
   agreements                                       (43,200)   (7,000)
  Cash dividends paid                                  (428)     (425)
  Proceeds from issuance of common stock             49,649       179
                                                   --------  --------

         Net cash provided by (used in) financing
          activities                                  6,021    (7,246)
                                                   --------  --------
Net decrease in cash and cash equivalents              (682)   (9,855)

Cash and cash equivalents at beginning of period     12,019    12,403
                                                   --------  --------

Cash and cash equivalents at end of period         $ 11,337  $  2,548
                                                   ========  ========

    CONTACT: Sypris Solutions, Inc., Louisville
             David D. Johnson, 502-329-2000
             www.sypris.com